EXHIBIT 10.43


                                                               February 23, 2000
Alan Levy
12 Old Farms Road
Woodcliff Lake, New Jersey 07675

Dear Mr. Levy:

          The purpose of this letter is to set forth the agreement (the "Agreement") between you and Viatel, Inc. and its subsidiaries and predecessors (hereinafter referred to collectively as "Viatel") regarding your resignation from Viatel as an employee and director.

          1. RESIGNATION/TRANSITION SERVICES. (a) Viatel accepts your resignation as an officer and director of Viatel effective February 23, 2000 (the "Effective Date"). From the date hereof through and including March 31, 2000 (the "Termination Date"), you shall continue to provide services to Viatel as a non-executive employee, for a maximum of twenty (20) hours per week, which will be performed in a maximum of three (3) business days per week. In the event that you perform services in excess of twenty (20) hours in any week, your time commitment for any subsequent week will be reduced by the amount of any such excess hours. From the date hereof through the Termination Date (the "Transition Period"), you will report solely to William Murphy and will assist him with regard to transitional issues. Viatel acknowledges and agrees that the principal location for the performance of such transitional services will be either at your principal residence in Woodcliff Lake, New Jersey or at Viatel's offices in Now York, except that, upon reasonable notice, Viatel may reasonably request that you perform such act-Vices in the United Kingdom or in any other country in which Viatel conducts its business. In the event you are requested to perform services outside the United States, Viatel will assist you with regard to planning your travel arrangements and will pay for your business expenses associated with any such business trip (which shall include business-class airfare). Notwithstanding anything herein to the contrary, Viatel acknowledges that you will be taking a one-week vacation paid by Viatel for the week commencing March 25, 2000 and that you will not be required to perform any service during that week, however, you agree to be reasonably available by phone to respond to any issues that may arise.

          (b) Through the Termination Date, Viatel will reimburse you for all unpaid business expenses incurred or paid by you prior to the Termination Date in connection with the performance of your duties prior to the date hereof or contemplated hereby, upon presentation of appropriate documentation in accordance with Viatel's customary procedures and policies applicable to its executives, Without limiting the generality of the foregoing Viatel acknowledges that it is responsible fur, and shall promptly pay, all reasonable business expenses billed to your corporate American Express card.

          (c) You will have no authority to bind, make any commitments on behalf of or, except as specifically contemplated hereunder, otherwise act an behalf of Viatel in any manner whatsoever on or after the date hereof. You agree not to take any action, or intentionally fail to take any action, which would cause any third party to assume that you have any such authority.

          2. PAYMENT AND BENEFITS. Viatel will provide you with the following payments and benefits:

          (a) SALARY. On the Effective Date, Viatel will pay you a cash lump sum payment equal to the amount, if any, of accrued but unpaid base salary.

          (b) TRANSITION PAYMENTS. During the Transition Period, Viatel will continue to pay you your base salary, based on the rate of your current annual base salary of $345,000, payable in accordance with Viatel's payroll practices applicable to you in effect prior to the date hereof.

          (c) BONUS. In the event that Viatel pays bonuses to its current senior executives with employment agreements with respect to services performed in the 2000 calendar year, upon the earlier of (i) the date that bonuses are paid to such Viatel executives with respect to the 2000 calendar year or (ii) January 31, 2001, Viatel will pay you a cash lump sum representing the pro rated portion of your Bonus Award (as defined in your employment agreement with Viatel dated August 27, 1999 (the "Employment Agreement")) as if you were employed for the entire 2000 Performance Year (as defined in the Employment Agreement) and multiplying such Bonus Award by a fraction, of which: (i) the numerator is the number of days beginning of January 1, 2000 and ending on the Termination Date and (ii) the denominator is 365. The parties hereto acknowledge that the Bonus Award is intended to be calculated and made in accordance with Section 3.2(c) of the Employment Agreement.

          (d) SEVERANCE. Subject to Section 12 hereof, on the Termination Date, Viatel will pay you a cash lump sum payment of $57,500, representing severance equal to two (2) months' base salary. In addition to the foregoing, in the event that JazzTel plc, any of its subsidiaries or any entity controlled, indirectly or directly by, or under common control with, Martin Varsavsky, completes an acquisition of Viatel commenced at any time from the date hereof to and including August 23, 2000, Viatel will pay you a cash lump sum payment of $500,000 (the "COC Severance Amount).

          (e) 401(K)/RETIREMENT PLANS. You will be entitled to elect at anytime on or after the Termination Date, a distribution of any vested accrued benefits under any 401(k), pension or other type of retirement plan sponsored or maintained by Viatel or any of its subsidiaries. Without limiting the generality of the foregoing, on the Termination Date, Viatel will cause the trustee of the Destia 401(k) Plan to distribute your entire account balance under such plan by wire transfer in a direct rollover to an individual retirement account established at Donaldson, Lufkin & Jenrette ("DLJ") by you.

          (f) BENEFIT PLAN PARTICIPATION. Viatel will continue to maintain any health, disability, AD&D, business travel and life insurance coverage to which you were entitled immediately prior to the date hereof, and Viatel will continue to pay the employer portion of the applicable premiums, until the Termination Date. On and after the Termination Date, you, your spouse and eligible dependents may elect COBRA continuation health coverage for up to an 18-month period or such longer period as provided in COBRA at your expense at the standard COBRA rate applicable to other former employees. No later than the Termination Date we will provide more information to you regarding COBRA benefits and the election forms. Except with respect to your, your spouse's and your eligible dependents' rights under COBRA, failure of Viatel to provide any such information and forms, however, shall not in any event result in any adverse impact on Viatel or any rights it may have under this Agreement.


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

          (g) NO OTHER COMPENSATION OR BENEFITS. Except as otherwise provided herein, you will not be entitled to any compensation or benefits (or any reimbursement therefor) or to participate in any employee benefit programs of Viatel on or after the date hereof.

          (h)  TIMING  OF   PAYMENTS.   Except  with   respect  to  the  amounts
contemplated by Sections 2(c) and 2(d) hereof, each cash lump sum payment provided under this Agreement shall be paid by Viatel on the Effective Date or as soon as administratively practicable thereafter, but in no event later than three (3) business days following the Effective Date. Any COC Severance Amount shall be paid by Viatel immediately following any acquisition of Viatel contemplated by Section 2(d) but in no event later than three (3) business days after the consummation of such acquisition. The bonus described in Section 2(c) shall be paid by Viatel in accordance with the terms of such section. The severance (other than the COC Severance Amount) described on Section 2(d) shall be paid on the Termination Date.

          3. OPTIONS AND RESTRICTED STOCK. (a) You currently hold, either directly or indirectly through Levy Investment Partners, L.P. options (the "Options") to purchase a total of 1,356,109 shares of Viatel common stock, $.01 par value per share (the "Common Stock"), and 16,123 shares of restricted Common Stock (the "Restricted Stock").

          The Options currently held by you, either directly or indirectly, consist of the following:

               NUMBER OF COMMON STOCK
                      SUBJECT
 GRANT DATE          TO OPTIONS           EXERCISE PRICE             VESTED
 ----------          ----------           --------------             ------
 10/31/96              850,667                  $ 5.41                Yes
 05/03/99              231,400                  $22.41                Yes
 05/03/99              115,700                  $33.71                Yes
 05/03/99              115,700                  $44.94                Yes
 01/01/00               42,642                  $49.313        Become vested on
                                                               Termination Date

          (b) Viatel hereby acknowledges and agrees that: (i) on January 31, 2000, you exercised an incentive stock option to purchase 11,058 shares of Common Stock (granted on October 31, 1996); and (ii) on January 18, 2000, you exercised an incentive stock option to purchase 62,909.96 shares of Common Stock (granted on October 31, 1996), Viatel further acknowledges: (i) receipt of payment of the aggregate exercise price in an amount equal to $399,984.55; and
(ii) that no withholding taxes apply to such exercise. On the date hereof or as soon as administratively practicable thereafter but in no event after five (5) business days from the date hereof, Viatel shall deliver to DLJ on your behalf 73,967 shares of Common Stock and cash equal to .96 of a share of Common Stock. The incentive stock options described under this Section 3(b) shall be referred to as the "Exercised ISOs."


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

          (c) Viatel and you hereby agree that notwithstanding any provision to the contrary in: (i) the Amended and Restated Econophone, Inc. 1996 Flexible Incentive Plan; (ii) the Incentive Stock Option Agreement between you and Econophone, Inc., dated October 31, 1996; (iii) the Destia Communications, Inc., 1999 Flexible Incentive Plan; (iv) the Incentive Stock Option Agreement between you and Destia Communications, Inc., dated May 3, 1999; (v) Viatel, Inc. Amended Stock Incentive Plan, or (vi) the Stock Option Agreement, dated January 3, 2000, or the Restricted Stock Agreement, dated January 4, 2000, all options and shares of Restricted Stock not currently vested on the date hereof shall vest on the Termination Date (i.e., by June 30, 2000) and with respect to the Options granted on January 4, 2000, be exercisable in full on the Termination Date hereof and at any time within the thirty (30) day period following the Termination Date (i.e., by May 1, 2000). On the Termination Date, the shares of Restricted Stock shall no longer be restricted and shall be shares of Common Stock.

          (d) In the event that you fail to exercise any of the Options in full by June 30, 2000 with respect to Options granted prior to January 4, 2000 and by May 1, 2000 with respect to the Options granted on January 4, 2000, all unexercised Options shall be forfeited. Viatel acknowledges that you may exercise your Options and pay the applicable exercise price by any method permitted by the applicable agreement. Viatel acknowledges and hereby represents and warrants that:

        (i) all shares of Common Stock subject to the Options or the Exercised ISO and all shares of Common Stock which relate to the Restricted Stock vested hereunder are validly registered on a Form S-8 (registration statement) previously filed with the Securities and Exchange Commission;

        (ii) on and after the date hereof, you may sell, without restriction, any shares of Common Stock acquired upon exercise of the Options or the Exercised ISOs or by the vesting of shares of Restricted Stock, except with respect to the volume trading limitations under Rule 144 to the extent required therein;

        (iii) the grant of Restricted Stock and the January 4, 2000 option grant were made by Viatel's Board of Directors or committee consisting solely of at least two (2) "non employee directors" (as such term is defined in Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"));

        (iv) you will not be required to make any representation or warranty to Viatel in connection with the exercise of any Option and Viatel will not impose any impediments or restrictions on your ability to exercise any of your Options;

        (v) you will not be an "insider" under Section 16(a) of the Exchange Act and, accordingly, you will not be subject to the restrictions under Sections 16(a) and (b) of the Exchange Act with regard to activities or transactions after the Effective Date; and

        (vi) Viatel shall deliver to you the shares of Common stock underlying any Option no later than seven (7) business days after you exercise any such Option.

          (e) Viatel and you agree that except as otherwise specified herein, you shall have no entitlement to any incentive performance awards, including awards or vesting of cash bonuses.

          4. YOUR RELEASE. (a) In consideration of the payments and benefits provided to you under this Agreement, you hereby release and discharge Viatel, its affiliates and with respect to any actions, omissions, matter or events relating to Viatel or its affiliates, their respective partners, directors, officers, employees and agents (collectively, "Viatel Persons") from any and all claims, actions, causes of action, damages, liabilities, promises, debts, compensation, losses, obligations, costs or expenses of any kind or nature, whether known or unknown, which you ever had, now have or hereafter may have, against each or any of the Viatel Persons, including, but not limited to, those arising from or related to your employment relationships with Viatel or the termination of such employment, any alleged violation of any covenant of good faith and fair dealing relative to your employment or any applicable labor or employer-employee statute, regulation or ordinance, whether federal, state or local (included by way of specificity but not of limitation, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1991, any amendments to such acts and any and all state and local discrimination laws).

          Notwithstanding the foregoing, the foregoing release shall not apply to any payment, compensation, benefits or other rights to which you are entitled under this Agreement.

          (b) It is also agreed that this Agreement shall not be admissible in any further proceedings between us except in a proceeding relating to a breach of the provisions of this Agreement.

          (c) SPECIFIC RELEASE OF ADEA CLAIMS. In consideration of the payments and benefits provided to you under this Agreement you hereby release and forever discharge Viatel, each of its subsidiaries and affiliates and each of their respective officers, employees, directors and agents from any and all claims, actions end causes of action that you may have as of the date you sign this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA"). By signing this Agreement, you hereby acknowledge and confirm the following: (i) you were advised by Viatel in connection with your termination to consult with an attorney of your choice prior to signing this Agreement and to have such attorney explain to you the terms of this Agreement, including, without limitation, the terms relating to your release of claims arising under ADEA; (ii) you have been given a period of not fewer than twenty-one (21) days to consider the terms of this Agreement and to consult with an attorney of your choosing with respect thereto, and (iii) you are providing the release and discharge set forth in this Section 4(c) only in exchange for consideration in addition to anything of value to which you are already entitled.

          (d) You agree and understand that you shall not construe or treat an aspect of the Agreement as any admission of liability of any Viatel Persons' part.

          5. VIATEL RELEASE. (a) The Viatel Persons jointly and severally, all and singularly, release and discharge you from any and all claims, actions, causes of action, damages, liabilities, promises, debts, compensation, losses, obligations, costs or expenses of any kind or nature, whether known or unknown, which any of the Viatel Persons ever had, now have or hereafter may have against you, including, but not limited to, those arising from or related to your employment relationship with Viatel or the termination of such employment, any alleged violation of any covenant of good faith or fair dealing, all common law claims now existing or hereafter recognized, claims for negligence, breach of fiduciary duty, interference with actual or prospective contractual relations, misrepresentation, fraud, promissory, estoppel, equitable estoppel, breach of contract or any other type of claim. Viatel does not waive or release any rights set forth in this Agreement.

          (b) It is agreed and understood that the Viatel Persons shall not construe or treat any aspect of this Agreement as any admission of liabilities on your part.

          6. COOPERATIONS. From and after the date hereof, you will cooperate in all reasonable respects with Viatel and its respective directors, officers, attorneys and experts in connection with the conduct of any action, proceeding, investigation or litigation involving Viatel, solely with respect to events or actions which occurred when you were employed by Viatel; provided, however, that you will be entitled to: (i) reasonable notice from Viatel of Viatel's request hereunder; (ii) full reimbursement by Viatel of your documented costs and expenses incurred in connection with your cooperation hereunder (including, without limitation, your reasonable attorneys' fees and expenses); (iii) payment by Viatel for your actual time spent cooperating with Viatel, as described herein, at any hourly rate of $300.00 per hour; and (iv) be indemnified and held harmless by Viatel for your actions taken in accordance with this paragraph.

          7. CONFIDENTIALITY. You acknowledge that you have been provided access to information regarding Viatel (including, but not limited to, sales records, operational systems customer lists, costs and specifications of Viatel products and services, know-how, trade secrets, personnel information, research products, development plans or projects, investments, marketing and other company strategies and other proprietary information) which constitutes valuable, special and unique property of Viatel. You agree that you will not, at any time or for any reason or purpose whatsoever, make use of, divulge or otherwise disclose, directly or indirectly, any of such information to any person or use any of such information without Viatel's express prior written authorization provided, however, that the forgoing limitation shall not apply: (a) to the extent as may be required by law; (b) to comply with any legal process or subpoena (following advance notice to Viatel); (c) to statements in response to authorized inquiry from a court or regulatory body (following advance notice to Viatel); and (d) to information generally known in the industries related to Viatel's business. Nothing herein shall prevent you from using your general skills, general industry knowledge and experience.

          8. ENGAGING IN COMPETITION WITH THE COMPANY. Through May 1, 2000, except as Viatel may otherwise expressly agree in writing, you will not become an employee, owner (except for passive investments of not more than five percent of the outstanding shares of, or any other equity interest in any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent, consultant or director of any firm or person which (i) directly competes with Viatel's business of developing, operating or expanding a facilities based telecommunications voice or data network, including, by way of example and not limitation, any provider of wireless voice or data services, any internet service provider, or any DSL or local loop provider, that is competitive with Viatel's business within the United States or any European country in which Viatel currently conducts any business (including the solicitation of any customer of Viatel on behalf of any competitor or any other business, directly, indirectly on behalf of himself or any other person or entity) (collectively, "Competitive Activities"). Viatel and you agree that the scope of your non-competition covenant will be as set forth in this Section 8, notwithstanding any non-competition covenant contained in any other agreement between you and the Company. Notwithstanding anything herein to the contrary: (i) you shall be permitted to make minority investments in private businesses in which you are neither employed nor serving as a director or equivalent position; and (ii) this Section 8 shall become null and void on and after May 1, 2000 and be of no further force or effect.

          9. NON-SOLICITATION. For a period of eighteen (18) months from the Termination Date, you shall not solicit, induce, counsel, advise or encourage either directly or indirectly, any employee of Viatel who is employed in an executive, managerial, professional or non-clerical administrative capacity to leave the employment of Viatel.

          10. NON-DISPARAGEMENT. You and Viatel will not at any time, and Viatel shall use its best efforts to ensure that the Viatel Persons will not at any time, make any statement, whether written or oral, or take any other action which is intended, or could reasonably be expected to, disparage, defame or harm the reputation (or otherwise cause adverse publicity) of the other party. In no event shall any public statements be made about Viatel or you without the prior written consent of the other party. You and Viatel also each agree that you will not assist in any litigation or instigation against the other party except as required by law.

          11. NON-DISCLOSURE. You and Viatel agree that the terms and conditions of this Agreement are confidential and that each will not, without the express prior written consent of the other party, in any manner publish, publicize, disclose, or otherwise make known or permit or cause to be known such terms and conditions to anyone (other than such party's prospective or current lenders, financial advisors and legal advisors, who shall agree to be bound by this paragraph prior to disclosure of the terms and conditions hereof to such persons), except as required by law, or in any proceeding to enforce then terms of this Agreement. The parties hereto shall mutually agree in writing on the terms of any statement or communication about the circumstances surrounding your termination including, without limitation, the terms of any press release or memo to any officer or employee of Viatel.

          12. REMEDIES. If you or Viatel should breach each of your or Viatel's obligations under the foregoing paragraphs, in addition to and not in lieu of any other rights which either party may have at law or in equity and contemplated by Section 13 hereof, the non-breaching party shall have the right to obtain injunctive relief, it being acknowledged by the parties that any such breach would cause irreparable harm and continuing injury to the non-breaching party and that money damages alone would not provide an adequate remedy to the non-breaching party. In the event you breach in a material manner your obligations under Sections 6 through 11 hereof, Viatel shall also have the right to declare (by written notice to you) and enforce the forfeiture of the cash amounts payable under Sections 2(c) and 2(d) hereof. In the event Viatel breaches in a material manner its obligations hereunder, you shall have the right (by written notice to Viatel) to cease performing any services through


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

April 1, 2000 and you shall not be required to comply with any of the restrictive covenants under Sections 6 through 11 hereof, provided, however, that if you cease to perform duties pursuant to this Section 12, your date of cessation shall become your Termination Date and you will not be entitled to the severance under Section 2(d) of this Agreement.

          13. NO WAIVER. This Agreement constitutes the entire agreement and understanding between you and Viatel and supersedes any prior agreement or understanding, oral or written, between the parties, including, but not limited to the Employment Agreement (except as specifically referred to herein). None of the provisions of this Agreement can be waived or modified except in writing signed by both parties. This Agreement shall be binding upon and inure to the benefit of you and your heirs, legal administrators and assigns and Viatel's successors and assigns (whether by merger, consolidation, purchase, reorganization, sale of stock, sale of assets, liquidation or otherwise). Furthermore, there are no agreements, covenants or understandings other than those contained herein except as govern the compensation and benefit plans and arrangements set forth herein.

          14. SEVERABILITY. If any term or provision of this Agreement shall be held invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby and (i) such provision shall be reformed to the minimum extent necessary to be valid while preserving the intent of the parties as expressed herein, or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Neither such holding nor such reformation nor severance shall affect or impair the legality or enforceability of any other provision of this Agreement.

          15. REVOCATION. You acknowledge and agree that by signing this Agreement, you understand that you voluntarily waive the right to revoke this Agreement during the seven (7) day period following the execution of the Agreement.

          16. MISCELLANEOUS. In the event that Viatel fails to pay any amounts provided hereunder or either party otherwise breaches any provision of this Agreement, either in whole or in part, the non-breaching party shall be entitled to recover from the other party, in addition to the recovery of its damages and/or other relief, any costs, including reasonable attorneys' fees, incurred or reasonably expected to be incurred in instituting, prosecuting or defending any action arising by reason of such failure or the breach of this Agreement.

          17. TAX WITHHOLDING. Solely to the extent that any payment hereunder is subject to withholding for federal, state or local income taxes or federal employment taxes, Viatel agrees to withhold the minimum amount of withholding taxes required by law. With respect to the shares of Restricted Stock which become vested hereunder, Viatel shall reduce the amount of shares of Common Stock otherwise deliverable to you to cover the minimum amount of withholding taxes required by law. Viatel represents and warrants that, prior to the Effective Date, it shall have obtained approval by Viatel's Board of Directors or a compensation committee of such board which consists solely of at least two
(2) non-employee directors, of the reduction of such shares of Common Stock so that it will be treated as an exempt "disposition to the issuer" under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act.


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

          18. TAX INDEMNITY. Viatel shall select and retain a law firm or accounting firm with a national reputation (which may be Viatel's current law firm or auditors) to determine whether you have a reasonable reporting position that the acceleration of stock options under your employment agreement, dated May 3, 1999 with Destia Communications, Inc., (the "Payments") is not subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). The advice of such law firm or accounting firm shall be provided to you in writing within thirty (30) days of the Effective Date. Upon receipt of such written advice, you agree to take a consistent position with such advice. Notwithstanding anything herein to the contrary, in the event that all or any portion of the Payments will be or are found to be subject to the tax imposed under Sections 280G and 4999 of the Code (the "Excise Tax"), Viatel shall indemnify you up to $3 million for, and, if required, shall pay, the Excise Tax plus all interest and penalties resulting from the payment of or failure to pay the Excise Tax.

          19. INDEMNIFICATION; D&O INSURANCE. Viatel hereby agrees to indemnify you against any and all expenses (including attorney's fees and costs), liabilities, costs, damages, judgments, fines and amounts paid in settlement, actually and reasonably incurred by you, to the fullest extent now or hereafter permitted by law, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against you by reason of your performance as a director, officer, employee or agent of Viatel. The rights of indemnification provided for herein shall be not be deemed exclusive of any other rights to which you may be entitled under Viatel's By-laws or Certificate of Incorporation, and shall inure to the benefit of your heirs, executors and administrators. Any expenses (including reasonable attorney's fees and costs) incurred by you in connection with an event for which indemnification is provided hereunder shall be paid promptly by Viatel in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by you to repay such amount if it shall ultimately be determined that you are not entitled to be indemnified by Viatel as authorized by law. Viatel will continue to maintain Directors' and Officers' Liability Insurance (the "D&O Insurance") for you until the sixth anniversary of the Effective Date in an amount no less than the same amount currently provided to Viatel's directors and officers.

          20. GOVERNING LAW AND CHOICE OF FORUM. PURSUANT TO TITLE 14 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE PARTIES HERETO AGREE THAT
(1) THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT FEDERAL LAW MAY GOVERN AND (2) THE FORUM FOR ANY DISPUTE HEREUNDER SHALL BE IN ANY FEDERAL AND/OR STATE COURT LOCATED IN NEW YORK COUNTY, AND THERE SHALL BE NO DEFENSE TO THE SELECTION OF SUCH FORUM BASED ON JURISDICTION, VENUE OR CONVENIENCE. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH JURISDICTION OR INCONVENIENT FORUM. PLEASE READ THIS AGREEMENT CAREFULLY. BY EXECUTING THIS AGREEMENT, YOU WILL HAVE WAIVED ANY RIGHT YOU MAY HAVE TO BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM, KNOWN OR UNKNOWN, AGAINST VIATEL, ITS SUBSIDIARIES OR ANY OF ITS AFFILIATES BASED ON ANY ACTIONS TAKEN BY VIATEL, ITS EMPLOYEES OR AGENTS ARISING FROM OR RELATED TO

YOUR EMPLOYMENT WITH VIATEL OR DESTIA OR THE TERMINATION OF SUCH EMPLOYMENT, UP TO THE DATE OF THE EXECUTION OF THIS AGREEMENT. WE RECOMMEND THAT YOU RETAIN LEGAL COUNSEL TO ADVISE YOU WITH RESPECT TO THE TERMS OF THIS AGREEMENT AND THE TERMINATION OF YOUR EMPLOYMENT WITH VIATEL.

                           [INTENTIONALLY LEFT BLANK]





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

          21. NOTICES. All notices, requests and demands to or upon the respective parties must be in writing and may be served by personal delivery, facsimile transmission or certified mail, return receipt requested. All such notices, requests and demands shall be deemed to be made upon receipt:

          To you: At the address set forth above, with a copy to Andrea S. Rattner, Esq., Proskauer Rose LLP, 1585 Broadway, NY, NY 10036 and to Viatel at 685 Third Avenue, 24th Floor, NY, NY 10017, Attention: General Counsel.

          Your signature below signifies your voluntary acceptance of the terms of this letter. Please sign and date both copies of this Agreement in the space provided. One copy should be retained for your records.

Sincerely,

Viatel, Inc.
                                               Agreed as of the date first
By:/s/ Michael J. Mahoney                      written above:
   -----------------------
   Michael J. Mahoney                          /s/ Alan Levy
   Chief Executive Officer                     ---------------------------------
                                               Alan Levy


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